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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-81268 (the "Registration Statement") of Dycom Industries, Inc. on Form S-4 of our report dated August 24, 2001, appearing in the Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 28, 2001 and to the reference to us under the headings "Selected Consolidated Historical Financial Data" and "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

West Palm Beach, Florida
February 11, 2002